                                                                     Exhibit (3)
                      SHARED MEDICAL SYSTEMS CORPORATION

                             RESTATED CERTIFICATE
                               OF INCORPORATION


                           -------------------------


          SHARED MEDICAL SYSTEMS CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, having filed its original Certificate of Incorporation with the Secretary of State of the State of Delaware on January 2, 1969, DOES HEREBY
CERTIFY:

          I. That the Certificate of Incorporation is hereby restated to read as follows:

                "FIRST: The name of the corporation is SHARED MEDICAL SYSTEMS CORPORATION.

                SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                THIRD: The nature of the business or purposes to be conducted or promoted is:

                To provide shared computing and related service to medical organizations.

                To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 61,000,000 shares, divided into 1,000,000 shares of Preferred Stock, each of which shall have the par value of $.10 per share, and 60,000,000 shares of Common Stock, each of which shall have the par value of $.01 per share.

                A statement of the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions granted to or imposed upon the shares of each class, except such thereof as the

          Board of Directors of the corporation (the "Board of Directors") is authorized to fix by resolution or resolutions, as hereinafter provided, is as follows:

                                 I. PREFERRED STOCK

                I.   General.  The Board of Directors shall have authority, by
                     -------
          resolution, to divide any or all of the shares of Preferred Stock into, and to authorize the issuance of, one or more series and with respect to each such series to establish and, prior to the issue thereof, to fix and determine:


                (a) a distinguishing designation for such series and the number of shares comprising such series, which number may (except as otherwise provided by the Board of Directors in creating such series) be increased or decreased from time to time (but not below the number of shares then outstanding) by action of the Board of Directors;

                (b) the rate and times at which and the other conditions on which dividends on the shares may be declared and paid or set aside for payment; whether the shares shall be entitled to any participating or other dividends in addition to dividends at the rate so determined and, if so, on what terms; and whether dividends shall be cumulative, and if so, from what date or dates and on what terms;

                (c) whether or not the shares shall have voting rights in addition to the voting rights provided by law and, if so, the terms and conditions thereof;

                (d) whether the shares shall be convertible, or exchangeable, at the option of either the holder or the corporation or upon the happening of a specified event, and, if so, the terms and conditions of such conversion or exchange, including provisions for any adjustment of the conversion or exchange rate;

                (e) whether or not the shares shall be redeemable and, if so, the terms and conditions, if any, upon which they may be redeemed, including the date or dates or event or events upon or after which they shall be redeemable, the cash, property or rights (including securities of the corporation and of a corporation or corporations other than the corporation) for which they may be redeemed, whether they shall be redeemable at the option of the holder or the corporation, or both, or upon the happening of a specified event or events and the amount or rate of cash, property or rights (including securities of the corporation and of a corporation or corporations other than the corporation) per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, including provisions for any adjustment of the redemption prices or rates;

                (f) whether any shares shall be redeemed through sinking fund payments and, if so, on what terms;

                (g) the amounts payable upon shares in the event of voluntary or involuntary liquidation, dissolution, winding up or distribution of the assets of the corporation; and

                (h) subject to the provisions of the next succeeding paragraph of this Section 1, any other relative powers, preferences and rights and qualifications, limitations and restrictions of such series.

                In the resolution establishing a new series of Preferred Stock, the Board of Directors may provide for such additional rights, and with respect to rights as to dividends, redemption and liquidation, such relative preferences between shares of different series, as are consistent with the rights of all outstanding shares of previously-established series, and with all other provisions of this Article FOURTH, but in the resolution establishing a new series of Preferred Stock the Board of Directors may only provide that such series shall have a preference over outstanding shares of any previously-established series of Preferred Stock with respect to rights as to dividends, redemption and liquidation to the extent that the resolutions of the Board of Directors authorizing such previously-established series expressly so permitted.

                All shares of Preferred Stock of all series shall be identical except as to the above mentioned rights and preferences which the Board of Directors is authorized as aforesaid to fix and determine. Except to the extent that the resolution of the Board of Directors establishing a particular series shall otherwise provide: (i) in case the stated dividends are not paid in full, all shares of Preferred Stock of all series shall participate ratably in the payment of dividends, including accumulated but unpaid dividends, in accordance with the sums which would be payable thereon if all dividends thereon were declared and paid in full and
          (ii) in case amounts payable upon liquidation of all series are not paid in full, all shares of Preferred Stock of all series having a liquidation preference shall participate ratably in any distribution of assets other than by way of dividends, in accordance with the sums which would be payable on such distribution if all sums payable thereon to holders of all shares of Preferred Stock were discharged in full.

                2.   Dividends.  The holders of the shares of Preferred Stock
                     ---------
          shall be entitled to receive, when and as declared by the Board of Directors, in their discretion or upon the occurrence of specified conditions, out of any funds of the corporation lawfully available for dividends under the laws of the State of Delaware, cash dividends at such fixed rate (or, if participating, such participating rate and such fixed rate, if any) per share for each particular series, and no more, payable with such frequency and on such dates, in each case as the Board of Directors may determine in fixing and determining the rights and preferences of such series as above provided. Except to the extent that the resolution of the Board of Directors establishing a particular series shall provide that dividends on shares of such series shall not be cumulative or shall otherwise provide, such dividends on the Preferred Stock shall be cumulative from the dates as follows:

                (a) in the case of shares issued prior to the record date for the initial dividend on shares of the series of which such shares shall constitute a part, then from the date of issuance of such shares;

                (b) if issued during the period commencing immediately after the record date for a dividend on shares of such series and terminating at the close of the payment date for such dividends, then from such dividend payment date; and

                (c) otherwise, from the dividend payment date next preceding the date of issue of such shares.

                Accrued but undeclared or unpaid dividends on any shares of Preferred Stock shall not bear interest.

                Further restrictions with respect to dividends and distributions on, and acquisitions for value of, shares of Preferred Stock and shares of Common Stock are set forth in Section 6 of this Part I.

                3.   Redemption of Preferred Stock.  Except as otherwise
                     -----------------------------
          provided in Section 6 of this Part I, and except to the extent that the resolution of the Board of Directors establishing a particular series shall provide that shares of such series shall not be redeemable by the corporation or that the shares of such series shall be redeemable in another manner, the corporation may redeem all or any of the outstanding shares of Preferred Stock, or all or any shares of any series thereof, at any time or from time to time, upon payment in respect of the shares so redeemed of the amount payable upon redemption thereof fixed as aforesaid by the Board of Directors in respect of the series of which such shares shall constitute a part, together in each case, to the extent that such shares have cumulative dividend rights, with an amount equal to all accumulated and unpaid dividends accrued thereon to the date of redemption, whether or not such dividends shall have been earned or declared (such price, including such amount equal to such accumulated and unpaid dividends, and whether payable in cash or property or partly in cash and partly in property, as hereinafter provided, being hereinafter called the "redemption price"). In fixing the redemption price for shares of Preferred Stock of a particular series as aforesaid, the Board of Directors shall specify whether such redemption price shall be paid in cash, in property or in rights (including securities of the corporation and of a corporation or corporations other than the corporation), or a combination thereof. If the redemption price of shares of a particular series may be paid in whole or in part in property or rights, the resolution fixing the redemption price shall specify the method to be followed in valuing the property or rights which may be used to make such payment.

               Any redemption by the corporation shall be in such amount, at such place and in such manner as the Board of Directors shall determine. Except to the extent that the resolution of the Board of Directors authorizing a particular series of Preferred Stock shall otherwise provide, in the case of a redemption by the corporation of less than all the outstanding shares of Preferred Stock of any series, the particular shares to be redeemed shall be selected by lot in such manner as the Board of Directors shall determine. Unless otherwise waived in writing by the holder thereof, notice of every redemption shall be (i) mailed at least

          30 days prior to the date fixed for such redemption to the holders of record of the shares so to be redeemed at their respective addresses as the same shall appear on the books of the corporation and (ii) published at least once in a newspaper of general circulation customarily published each business day in the Borough of Manhattan, City of New York.

               From and after the date fixed in any such notice as the date of redemption by the corporation, unless default shall be made by the Corporation in providing the redemption price at the time and place specified for the payment thereof pursuant to said notice, all dividends on the shares of Preferred Stock thereby called for redemption shall cease to accrue and all rights of the holders thereof as stockholders in the corporation, except the right to receive the redemption price upon surrender of their share certificates, shall cease and terminate, and such shares shall not be deemed outstanding for any purpose.

               The corporation may, however, give or irrevocably authorize the Depository hereinafter mentioned forthwith to give written notice (in the same manner as the notice of redemption is required to be given as aforesaid) to the holders of all the shares of Preferred Stock selected for redemption by the corporation that the redemption price has been or will on a date specified be deposited with a designated bank, bank and trust company, or private bank, which shall have an office in Philadelphia, Pennsylvania, or New York, New York, and shall have a capital and surplus of not less than $25,000,000 (hereinafter called the "Depositary"), in trust for the account of the holders of such shares of Preferred Stock, and that such holders may receive the redemption price of such shares of Preferred Stock from such Depositary on or after the date of such deposit upon the surrender of their share certificates without awaiting the date fixed for redemption. In such event, if the redemption price shall have been so deposited by the corporation with such Depositary, all rights as stockholders in the corporation of the holders of the shares so called, except the right to receive the redemption price from such Depositary upon such surrender, shall cease and terminate upon the date of such deposit or the date of the giving of such notice or authority, whichever be later, and such shares of Preferred Stock shall thereafter not be deemed to be outstanding for any purpose; provided, that if any shares so called for redemption shall at that time be convertible, the conversion privilege may be exercised in accordance with its terms, but not later than the close of business on the day prior to the date fixed for redemption. Any portion of the redemption price so deposited which represents the redemption price of convertible shares which are actually converted shall promptly be repaid by the Depositary to the corporation. Any remaining portion of the redemption price so deposited which shall remain unclaimed by the holders of such shares of Preferred Stock at the end of two years after the date so fixed for redemption shall be paid by such Depositary to the corporation, after which the holders of such shares of Preferred Stock shall look only to the corporation for payment of the redemption price thereof.

               Shares of Preferred Stock of any series redeemed, purchased or otherwise acquired may be cancelled by the Board of Directors and thereupon restored to the status of authorized but unissued shares of Preferred Stock undesignated as to series.

               4. Liquidation or Dissolution.  Except to the extent that the
                  --------------------------
          resolution of the Board of Directors establishing a particular series shall otherwise provide with respect to shares of such series, on any voluntary or involuntary liquidation or dissolution of the corporation, before any payment or distribution shall be made to the holders of any Common Stock, the holders of the shares of Preferred Stock shall be entitled to be paid the amounts, if any, respectively fixed therefor as aforesaid by the Board of Directors in respect of each outstanding series of Preferred Stock, together in each case, to the extent such shares have cumulative dividend rights, with an amount equal to all accumulated and unpaid dividends thereon to the date of such payment, whether or not such dividends shall have been earned or declared.

               After such payment shall have been made in full to the holders of shares of Preferred Stock, they shall be entitled to no further payment or distribution, and the holders of Common Stock shall be entitled to share ratably in all remaining assets of the corporation.

               A consolidation with or merger with or into any other corporation or corporations shall not be deemed a liquidation or dissolution of the corporation within the meaning of this Section 4.

               5.    Voting Rights.  Except to the extent that the
                     -------------
          resolution of the Board of Directors establishing a particular series shall otherwise provide and except as otherwise provided herein or by law, at each meeting of stockholders of the corporation, each holder of shares of Preferred Stock shall be entitled to one vote for each such share on each matter to come before the meeting.

               The resolution of the Board of Directors establishing a particular series may confer on holders of the shares of such series, voting separately or with holders of shares of Preferred Stock of other series, the right to elect a member or members of the Board of Directors at any time or from time to time.

               6.    Restrictions on Dividends and Purchase of Shares of
                     ---------------------------------------------------
          Preferred and Common Stock.  So long as any shares of Preferred Stock
          --------------------------
          shall be outstanding, no dividend (other than dividends payable in shares of Common Stock) shall be paid or distribution shall be made on the Common Stock, nor shall any shares of Common Stock be purchased, retired, or otherwise acquired by the corporation (except out of the proceeds of the sale of shares of Common Stock received by the corporation after January 1, 1977), nor shall any shares of Preferred Stock be redeemed, purchased or otherwise acquired (for sinking fund purposes or otherwise) by the corporation except in accordance with a stock purchase offer (which may vary as to terms offered with respect to shares of different series but not with respect to shares of the same series) made to all holders of record of shares of Preferred Stock, or except in accordance with a redemption made at the option of the holder pursuant to the terms of the resolution of the Board of Directors authorizing such series of Preferred Stock, unless in each such case,

               (a) all accumulated and unpaid dividends on all outstanding shares of Preferred Stock for all past dividend periods shall have been paid and full dividends on all shares of Preferred Stock for the then-current dividend period declared and a sum sufficient for the payment thereof set apart; and

               (b) the corporation shall not be in arrears in respect of any sinking fund obligation or obligations of a similar nature in respect of any series of Preferred Stock.

               7.    Certain Matters Requiring Consent of Holders of Two-Thirds
                     ----------------------------------------------------------
          of Preferred Stock.  So long as any
          ---------------
          shares of Preferred Stock shall be outstanding, and subject to the provisions of the last sentence of this Section 7, the corporation shall not, without the consent of the holders of at least two-thirds of the shares of Preferred Stock at the time outstanding, given in person or by proxy, either in writing or at a meeting called for the purpose:

               (a) adopt or effect any amendment to the corporation's Certificate of Incorporation, including the terms of any previously created series of Preferred Stock, other than an amendment of the nature described under Section 8 below, which would adversely affect the powers, preferences or special rights of the Preferred Stock; provided, however, that if any such amendment shall adversely affect the powers, preferences or special rights of one or more, but not all, of the several series of Preferred Stock at the time outstanding, the consent of the holders of at least two-thirds of the shares then outstanding of those series adversely affected, voting together and not by series, shall be required in lieu of the consent of the holders of two-thirds of the Preferred Stock; or

               (b) authorize any new class of stock which is senior to the Preferred Stock with respect to the payment of dividends or distribution on liquidation or dissolution.

          Notwithstanding the foregoing provisions, the resolution of the Board of Directors creating a particular series may provide that the consent of the holders of the outstanding shares of such series shall not be required with respect to some or all of the foregoing matters and, to the extent so provided, such shares shall not be deemed outstanding for the purpose of applying the provisions of this Section 7.

               8.    Certain Matters Requiring Consent of Holders of a Majority
                     ----------------------------------------------------------
          of All Outstanding Shares.  The corporation may increase the
          -------------------------
          authorized number of shares of Preferred Stock, or authorize any new class of stock which is on a parity with the Preferred Stock with respect to the payment of dividends or distributions on liquidation or dissolution, by obtaining the affirmative vote, given in person or by proxy, of the holders of at least a majority of the then-outstanding Common Stock and Preferred Stock, voting together and not by class.

                                 *   *   *   *   *   *

          DESIGNATION OF POWERS, PREFERENCES, RIGHTS AND
          QUALIFICATIONS OF SERIES A JUNIOR PARTICIPATING
                         PREFERRED STOCK

          Section 1.  Designation and Amount.  The shares of stock of such
                      ----------------------
          series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares of stock constituting such series shall be 60,000.

          Section 2.  Dividends and Distributions.
                      ---------------------------

               (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock which are issued and outstanding shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, dividends in an amount per share (rounded to the nearest cent) subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the per share amount of all cash dividends (payable in cash), and 1,000 times the per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on shares of the Common Stock, $.01 par value, of the Company (the "Common Stock"). In the event the Company shall at any time after May 1, 1991 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount of cash dividends or other distributions to which holders of shares of Series A Junior Participating Preferred Stock were entitled pursuant to the preceding sentence immediately prior to such event shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) The Company shall declare a dividend or distribution on the issued and outstanding shares of

          Series A Junior Participating Preferred Stock as provided in paragraph
          (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock).

               (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the date of declaration of any dividend on the Common Stock. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

               Section 3.  Voting Rights.  The holders of shares of Series A
                           -------------
          Junior Participating Preferred Stock shall have the following voting rights:

               (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Company. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               (B) Except as otherwise provided herein or required by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of the stockholders of the Company.

               (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears for a period of two
          (2) full fiscal quarters, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time as all accrued and unpaid dividends then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock which does not rank senior to the Series A Junior Participating Preferred Stock (including the Series A Junior Participating Preferred Stock) with dividends in arrears thereon for a period of two (2) full fiscal quarters, voting as a class, irrespective of series, shall have the right to elect one (1) Director.

                (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to one (1) Director or, if such right is exercised at an annual meeting, to elect one (1) Director. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A
                                                 ---- -----
          Junior Participating Preferred Stock.

               (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman, the President, a Vice-President or the Secretary of the Company. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C) (iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Company. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph
          (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

               (iv) In any default period, the holders of Common Stock and of Series A Junior Participating Preferred Stock, and other classes of stock of the Company if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect one (1) Director voting as a class, after the exercise of which right (x) the Director so elected by the holders of Preferred Stock shall continue in office until his successor shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C) (ii) of this Section 3 or in the articles or certificate of incorporation of the Company) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

               (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect a Director shall cease, (y) the term of any Director elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the articles or certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the articles or certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

               (D) Except as set forth herein or as required by law, holders of Series A Junior Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

               Section 4.  Certain Restrictions.
                           --------------------

               (A) Whenever any dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Company shall not

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock, provided, that the Company may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for any stock of the Company ranking no higher (either as to dividends or rights upon liquidation, dissolution or winding up) than such junior stock;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

               (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock or as provided in clause (iv) below;

               (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

               (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under paragraph (A) of this
          Section 4, purchase or otherwise acquire such shares at such time and in such manner.

               Section 5.  Reacquired Shares.  Any shares of Series A Junior
                           -----------------
          Participating Preferred Stock purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

               Section 6.  Liquidation, Dissolution or Winding Up.  (A)  Upon
                           --------------------------------------
          any liquidation (voluntary or otherwise), dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $1.00 per share, plus an amount equal to any accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Participating Preferred Stock and Common Stock, respectively, holders of Series A Junior Participating Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Preferred Stock and Common Stock, on a per share basis, respectively.

               (B) Notwithstanding paragraph (A) of this Section 6, (i) in the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series A Junior Participating Preferred Stock, then such remaining assets shall be distributed ratably to the holders of the Series A Participating Preferred Stock and of any such parity shares in proportion to their respective liquidation preferences; and (ii) in the event that after the required distributions to holders of Preferred Stock there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

               (C) In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 7.  Consolidation, Merger, etc.  In case the Company
                           --------------------------
          shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision of adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

               Section 8.  No Redemption.  The shares of Series A Junior
                           -------------
          Participating Preferred Stock shall not be redeemable.

               Section 9.  Ranking.  The Series A Junior Participating Preferred
                           -------
          Stock shall rank junior to all other series of the Company's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

               Section 10.  Amendment.  The Certificate of Incorporation of the
                            ---------
          Company shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

               Section 11.  Fractional Shares.  Series A Junior Participating
                            -----------------
          Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holder's of Series A Junior Participating Preferred Stock.

                             *   *   *   *   *   *

                               II.  COMMON STOCK

               1. Junior to Preferred Stock.  The Common Stock shall rank junior
                  -------------------------
          to the Preferred Stock with respect to payment of dividends and distributions on liquidation or dissolution.

               2. Voting Rights.  Except as expressly provided by law, or as
                  -------------
          otherwise provided in Part I, above, or by resolution of the Board of Directors pursuant to the authority granted under Part I above, all voting rights shall be vested in the holders of the Common Stock. At each meeting of stockholders of the corporation, each holder of Common Stock shall be entitled to one vote for each such share on each matter to come before the meeting, except as otherwise provided in this Certificate of Incorporation or by law.

               Further provisions affecting or concerning voting rights of the holders of shares of Common Stock are contained in Sections 5 and 8 of
          Part I above, and in Article EIGHTH hereof.

               3. Dividends.  After all accumulated and unpaid dividends upon
                  ---------
          all shares of Preferred Stock for all previous dividend periods shall have been paid and full dividends on all shares of Preferred Stock for the then current dividend period declared and a sum sufficient for the payment thereof set apart therefor, and after or concurrently with the setting aside of any and all amounts then or theretofore required to be set aside for any sinking fund obligation or obligation of a similar nature in respect of any series of Preferred Stock, then and not otherwise, and subject to any other applicable provisions of Part I hereof, dividends may be declared upon and paid to the holders of the Common Stock, to the exclusion of the holders of the Preferred Stock.

               4. Rights Upon Liquidation.  In the event of voluntary or
                  -----------------------
          involuntary liquidation or dissolution of the corporation, after payment in full of amounts, if any, required to be paid to the holders of the Preferred Stock, the holders of the Common Stock shall be entitled, to the exclusion of the holders of the Preferred Stock, to share ratably in all remaining assets of the Corporation.

               FIFTH:  The corporation is to have perpetual existence.

               SIXTH: In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

               To make, alter or repeal the By-Laws of the corporation.

               To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

               To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

               By a majority of the whole Board of Directors, to designate one or more committees, each committee to consist of two or more of the Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in a resolution or in the By-Laws of the corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the By-Laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present of any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

               When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as the Board of Directors shall deem expedient and for the best interests of the corporation.

               SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Elections of Directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

               EIGHTH: Stockholders shall not have cumulative voting rights in the election of Directors.

               NINTH: The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

               TENTH: The stockholder vote required to approve Business Combinations (as hereinafter defined) shall be as set forth in this Article TENTH.

               1. Higher Vote for Business Combinations.  In addition to any
                  -------------------------------------
          affirmative vote required by law, this Certificate of Incorporation or the By-Laws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article TENTH, a Business Combination shall not be consummated without the affirmative vote of the holders of at least 75% of the combined voting power of the then outstanding shares of all capital stock of the Corporation (the "Capital Stock") entitled to vote generally in the election of directors (such Capital Stock hereinafter called the "Voting Stock") voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

               2. When Higher Vote is Not Required.  The provisions of Section 1
                  --------------------------------
          of this Article TENTH shall not be applicable to a Business Combination if the conditions specified in either of the following paragraphs A or B are met.

               A. Approval by Continuing Directors.  The Business Combination
                  --------------------------------
          shall have been approved by a majority of the Continuing Directors (as hereinafter defined), whether such approval is made prior to or subsequent to the date on which the Interested Stockholder (as hereinafter defined) became an Interested Stockholder (the "Determination Date").

               B. Price and Procedure Requirements.  Each of the seven
                  --------------------------------
          conditions specified in the following subparagraphs (i) through (vii) shall have been met:

                  (i) The aggregate amount of the cash and the Fair Market
               Value (as hereinafter defined) as of the date of the consummation of the Business Combination (the "Consummation Date") of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be an amount at least equal to the higher of the amounts determined under clauses (a) or (b) below (the requirements of this paragraph
               (B)(i) shall be applicable with respect to all shares of Common Stock outstanding whether or not the Interested Stockholder has previously acquired any shares of the Common Stock):

                      (a) the highest per share price (including any
                    brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of Common Stock acquired beneficially by it, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock, (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest, from time to time in effect, of Provident National Bank, Philadelphia, Pennsylvania, or any other major bank headquartered in Philadelphia, Pennsylvania or New York, New York, selected by a majority of the Continuing Directors, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the Determination Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock, and

                      (b) the Fair Market Value per share of

                    Common Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

                    (ii) The aggregate amount of the cash and the Fair Market
               Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock other than the Common Stock in such Business Combination shall be an amount at least equal to the highest of the amounts determined under clauses (a),
               (b) or (c) below (the requirements of this paragraph B(ii) shall be applicable with respect to all shares of every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Capital Stock).

                         (a) The highest per share price (including any
                    brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of such class or series of Capital Stock acquired beneficially by it, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the class or series of Capital Stock, (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, plus interest compounded annually from the Determination Date through the Consummation Date at the prime rate of interest, from time to time, in effect, of Provident National Bank, Philadelphia, Pennsylvania, or any other major bank headquartered in Philadelphia, Pennsylvania or New York, New York, selected by a majority of the Continuing Directors, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of such class or series of Capital Stock from the Determination Date through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class or series of Capital Stock;

                         (b) the Fair Market Value per share of such class or
                    series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the class or series of Capital Stock, and

                         (c) the highest preferential amount per share to which
                    the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, regardless of whether the Business Combination to be consummated constitutes such an event.

               (iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock (including Common Stock) shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest portion of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

               (iv) After the Determination Date and prior to the consummation of such Business Combination, except as approved by a majority of the Continuing Directors (a) there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock, (b) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock), (c) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, and (d) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction which, after giving effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

               (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

               (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm, selected for and on behalf of the Corporation by a majority of the Continuing Directors, as to the fairness of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates (as hereinafter defined).

               (vii) Such Interested Stockholder shall not have made any material change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

          Any Business Combination to which Section 1 of this Article TENTH shall not apply by reason of this Section

          2 shall require only such affirmative vote as is required by law, any other provision of this Certificate of Incorporation, the By-Laws of the Corporation or any agreement with any national securities exchange.

          3. Certain Definitions.  For the purpose of this Article TENTH:
             -------------------

          A. a "Business Combination" shall mean:

             (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder; or

             (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

             (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

             (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

               (v) any agreement, contract, arrangement or other understanding providing for any one or more of the actions specified in clauses (i) through (iv) above.

               B. A "person" shall mean any individual, firm, corporation or other entity and shall include any group composed of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

               C. "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                   (i) is, or has announced or publicly disclosed a plan or intention to become, the beneficial owner of Voting Stock having 15% or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or

                   (ii) is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of Voting Stock having 15% or more of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock; or

                   (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               D.   A person shall be a "beneficial owner" of any Capital Stock:

                   (i) which such person or any Affiliate or Associate of such person beneficially owns, directly or indirectly; or

                   (ii) which such person or any Affiliate or Associate of such person, has, directly or indirectly, (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote pursuant to any agreement, arrangement or understanding; or

                   (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock.

     For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph C of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed owned by the Interested Stockholder through application of this paragraph D but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               E. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1986 (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation).

               F. "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned by the Corporation, provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph C of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is beneficially owned by the Corporation.

               G. "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, as well as any successor of a Continuing Director who is not an Affiliate or Associate or representative of the

          Interested Stockholder and is recommended or elected to succeed a Continuing Director by a majority of Continuing Directors then members of the Board.

               H. "Fair Market Value" means (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on such Composite Tape, on the New York Stock Exchange or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc., Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined in good faith by a majority of the Continuing Directors, and (iii) in the case of property other than cash or stock, the fair-market value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

               I. In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs B(i) and (ii) of Section 2 of this Article TENTH shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holder of such shares.

               4.  Powers of Continuing Directors.  Any determination as to
                   ------------------------------
          compliance with this Article TENTH, including without limitation (a) whether a person is an Interested Stockholder, (b) the number of shares of Capital Stock or other securities beneficially owned by any person, (c) whether a person is an Affiliate or Associate of another, and (d) whether the requirements of paragraph B of Section 2 have been met with respect to any Business Combination, shall be made only upon action by a majority of the Continuing Directors of the Corporation, and the good faith determination of a majority of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article TENTH.

               5.  Fiduciary Obligations.  Nothing contained in this Article
                   ---------------------
          TENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law. The fact that any Business Combination complies with the provisions of Section B of this Article TENTH shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of or actions and responses taken with respect to such Business Combination.

               6.  Amendments, Repeals, etc. Notwithstanding any other provision
                   ------------------------
          of this Certificate of Incorporation or the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the holders of at least 75% of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article TENTH, provided, however, that the preceding provisions of this Section 6 shall not apply to any amendment to, repeal of, or adoption of any provisions inconsistent with, this Article TENTH, and such action shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation or the By-Laws of the Corporation, if such action shall have been approved by a majority of the members of the Board who are persons who would be eligible to serve as Continuing Directors.

               ELEVENTH: No action shall be taken by stockholders of the Corporation except at an annual or special meeting of stockholders of the Corporation.

               TWELFTH: A director of the Corporation shall have no personal liability to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the General Corporation Law of the State of Delaware, as amended from time to time, expressly provides that the liability of a director may not be eliminated or limited."

          II. That the above Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Corporation's Certificate of Incorporation as heretofore restated, amended or supplemented, and that there is no discrepancy between those provisions and the provisions of the above Restated Certificate of Incorporation.

          III. That the provisions of the above Restated Certificate of Incorporation were duly adopted by the directors without a vote of the stockholders of the Corporation in accordance with the provisions of Section 245 of the General Corporation Law of the State of Delaware.


          IN WITNESS WHEREOF, SHARED MEDICAL SYSTEMS CORPORATION has caused its corporate seal to be hereunto affixed and this certificate to be signed by R. James Macaleer, its Chairman, and attested by James C. Kelly, its Secretary, this 14th day of May, 1992.


                              SHARED MEDICAL SYSTEMS CORPORATION



                              By: /s/ R. James Macaleer
                                 -------------------------------
                                          Chairman


ATTEST:


By: /s/James C. Kelly
   -------------------------
         Secretary


[CORPORATE SEAL]